Exhibit 99.1

SHAREHOLDER LETTER Q3 2021 THE FLIGHT OF A LIFETIME, EVERY DAY. The Flight of a Lifetime, Every DaySM

KEY FINANCIAL HIGHLIGHTS

	Q3 2021 (GAAP)	Q3 2021 (NON-GAAP)[1]
OPERATING EXPENSE Added more engineering talent with experience across multiple industries and disciplines. Invested in Maker aircraft ahead of its first flight test. These expenses were offset by lower marketing spend and legal costs.	**$176M**	**$29M** Excludes $103M of stock-based compensation and $45M of non-cash warrant expense
NET LOSS Operating expense of $176M plus interest expense resulted in a net loss in the quarter.	**$(177M)**	**NA**
ADJUSTED EBITDA Continued investments into headcount and development programs, offset by lower marketing spend and legal costs.	**NA**	**$(28M)**
CAPITAL EXPENDITURES Capex spend was for Maker aircraft and office facilities to support an increasing headcount.	**$1.1M**	**NA**
CASH AND CASH EQUIVALENTS Successful completion of business combination generated net cash proceeds of $802M.	**$796M**	**NA**

[1] A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "Q3 2021 GAAP to non-GAAP Reconciliation."

ARCHER SHAREHOLDER LETTER Q3 2021 2

OUR VISION OF URBAN AIR MOBILITY

Archer Shareholders,

After debuting as a public company earlier this year, we are pleased to share with you our Q3 2021 financial results for Archer Aviation Inc. ("Archer"). In addition to this letter, we will be conducting our earnings conference call at 4:30 p.m. ET. A live webcast of this call can be accessed on the Archer investor relations website or using the webcast details in the financial results and guidance section of this letter.

In this inaugural letter, in addition to our Q3 financials, we would also like to share with you our future vision for Archer, our perspective on the size of our addressable market, our key accomplishments in 2021, and our financial and business outlook.

OUR VISION

Every day in the U.S., on average, there are more than 1.1 billion trips covering 11 billion miles, with 87 percent of these daily trips taking place in personal vehicles[(2)]. While stuck in crowded traffic, individual travelers contribute to air pollution and waste approximately 1 hour per day[(2)] behind the wheel. This means that each year an average person in the U.S. spends about two weeks on the roads[(3)], with all these drivers totaling approximately 3.5 trillion miles, and contributing to over a trillion tons of carbon dioxide released into the atmosphere[(2)(4)]. *Despite what many believe, this is not a required reality.*

People often take for granted that many of the historic inventions in the transportation industry - the train, plane, and automobile - only became widely used over the last 170 years. Prior to these inventions, horses and buggies were a dominant mode of much of the world's long-distance travel. However, just 22 years after the sale of the first Model-T in 1908, 23 million cars were on the road in the U.S., and more than half of all American families owned a car[(5)]. The value proposition of a car - speed, safety, and comfort - was unignorable.

From our perspective, it is rare that a product emerges that betters the daily life of an average person so significantly that it becomes "unignorable" - that it becomes the new baseline. But often these products have one thing in common: no one expects them. For instance, if you had explained an iPhone to an average person in 2000, they might have thought you were delusional.

Products that put the customer value proposition first, providing a reality that customers previously perceived to be impossible at a cost that is accessible to the masses - that is when adoption often becomes inevitable.

Over the last 10 years, there have been tremendous advancements in electric power systems. This has enabled us to begin building a new type of transportation service, which we refer to as *Urban Air Mobility ("UAM")*. We believe UAM will provide the same level of transportation advancement in the 21st century that the mass commercialization of the automobile brought to the 20th century. Morgan Stanley believes that UAM will be a $1 trillion market by 2040 and $9 trillion by 2050[(6)].

[2] United States Department of Transportation, "National Household Travel Survey Daily Travel Quick Facts", 5/31/17.
[3] Based on survey data cited in Footnote #2, but extrapolates out 55 minutes per day of driving over 365 days.
[4] Estimate based on survey data cited in Footnote #2 and carbon emissions per mile from the U.S. Environmental Protection Agency, "Greenhouse Gas Emissions from a Typical Passenger Vehicle", 3/18.
[5] National Museum of American History, "Cars Everywhere?".
[6] Morgan Stanley Research, "eVTOL/Urban Air Mobility TAM Update: A Slow Take-Off,But Sky's the Limit", 5/6/21.

ARCHER SHAREHOLDER LETTER Q3 2021 3

OUR VISION OF URBAN AIR MOBILITY

Imagine a future world in which UAM is a leading mode of transportation. Instead of driving your car or taking the train 45 minutes each morning to your office, what if you could fly there in less than 10 minutes? You are no longer limited to two dimensional ground movement. You now travel in the 3rd dimension, where road congestion and pollution have been replaced by the expansiveness of the sky and carbon-free flight. What would you do with all the time you save? Where would you choose to travel next if roads were irrelevant? You could explore the mountain tops, the deserts, the previously inaccessible - and be home before dinner. Welcome to the future of transportation where people will travel every day in the 3rd dimension. Welcome to the era of micro-exploration.

We envision a future world in which the UAM service we plan to operate will replace a large portion of today's urban automotive transportation. A world in which the adoption of electric vertical take-off and landing (eVTOL) aircrafts becomes inevitable.

OUR ADDRESSABLE MARKET

As we look to help people understand the size and scope of our addressable market, we start with one of our key market categories: *existing daily travel*.

In the greater Los Angeles area ("L.A."), one of the major markets in the U.S. in which we plan to initially operate our UAM ecosystem, a graph of cumulative trips on an average weekday in 2019 demonstrates the urgent need for a better mode of short-distance travel. As you look at the histogram below, it shows approximately 60 million daily trips in L.A.[7], but travel exceeding 50+ miles is virtually nonexistent. Furthermore, about 5 million of those approximately 60 million daily trips take more than an hour[8].

Aggregate Trips in the Greater L.A. Area on an Average Weekday in 2019[7]


10.0
7.5
5.0
2.5
0.0
NUMBER OF ALL TRIPS (MILLIONS)
0
10
20
30
40
50
60
70
DISTANCE (MILES)

[7] Reflects trip behavior on an average individual weekday in the greater Los Angeles area in 2019 from the Southern California Association of Governments 2020 RTP/SCS Activity Based Travel Demand Model, which incorporates all modes of personal transportation. Greater L.A. area includes Los Angeles, Orange, Ventura, Riverside, and San Bernardino counties.
[8] Reflects door-to-door commute time.

ARCHER SHAREHOLDER LETTER Q3 2021 4

OUR VISION OF URBAN AIR MOBILITY The opportunity in L.A. is clear: there is a need for a new mode of transportation that can move people distances less than 50 miles more rapidly and efciently. This is one critical market category for which we are designing our eVTOL aircraft and UAM ecosystem: regular trips of short duration (i.e., approximately 10-40 miles), saving travelers substantial time, at a price point accessible to the masses. As mentioned above, it is important to note this ‘existing daily travel’ market is only one category of what we believe UAM will address. A second market that we intend to address, the ‘micro-explorer’, is what we refer to as “induced demand”, meaning people aren’t taking these trips today because they are inaccessible or take too long via today’s ground transportation methods. This market category is comparable to how much travel increased once people could use cars to move around rather than horses and buggies. We believe over time this is likely to be another material market category for Archer. In summary, we believe our addressable market is large. The L.A. data above only refects one market for potential UAM demand in one launch city. Increasing our planned UAM infrastructure in a particular city, and serving more cities, would allow us to dramatically expand our customer base and revenue potential. SHAREHOLDER LETTER Q3 2021 5

MEET MAKER Maker is our full-scale electric vertical takeof and landing (eVTOL) aircraft used to help us accelerate our design, development, and certifcation of our production aircraft. Maker was unveiled in June 2021 and most recently relocated from our development lab to our fight test facility. The aircraft is electric powered with six independent battery packs and 12 electric motors. Maker will cruise at 2,000 feet above ground level and be nearly silent to people on the ground.

OUR KEY ACCOMPLISHMENTS IN 2021 FAA G-1 CERTIFICATION BASIS SIGNED: This is one of our most important accomplishments of 2021. We have found that policy makers in the U.S. are willing to embrace the electrifcation of our skies (see FAA video). We started our path to certifcation in 2020 when our project was accepted by the Federal Aviation Administration (“FAA”) intake board. In September of this year (less than 12 months from intake), we reached agreement with the FAA on a certifcation basis of our eVTOL aircraft through a signed G-1 Issue Paper. This G-1 Certifcation Basis milestone helps validate our strategy of designing for certifcation from day one. We believe we are now one of only two companies in the world to achieve this milestone with the FAA. With our aircraft certifcation requirements now established, we are focused on fnalizing our G-2 Issue Paper with the FAA, which will set forth in detail how we will comply with the certifcation requirements established in the G-1 Issue Paper. We have been working on the Means of Compliance (“MoC”) for the G-2 Issue Paper with the FAA since earlier this year. See the section title “Outlook to Commercialization” for more information about our certifcation process. G-1 Certifcation Basis Announcement Video Hyperlink SHAREHOLDER LETTER Q3 2021 7

OUR KEY ACCOMPLISHMENTS IN 2021 CLOSING OF OUR BUSINESS COMBINATION: In September, we began our journey as a public company with the closing of our business combination, and our stock began to trade on the NYSE under the ticker “ACHR”. The business combination generated approximately $858 million in gross proceeds, including $600 million of proceeds from the PIPE portion of the fnancing. The PIPE included investors such as United Airlines, Stellantis and the venture arm of Exor, Baron Capital Group, the Federated Hermes Kaufmann Funds, Mubadala Capital, Putnam Investments and Access Industries. In addition, we (Brett and Adam) personally invested in the PIPE, as did our early investor, Marc Lore. Archer Team Celebrates Public Listing on NYSE SHAREHOLDER LETTER Q3 2021 8

OUR KEY ACCOMPLISHMENTS IN 2021 EXPERIENCED BOARD OF DIRECTORS ASSEMBLED & EXPANSION OF OUTSTANDING LEADERSHIP TEAM: As part of our journey to become a public company, we added members to our board of directors with signifcant expertise and experience from across a variety of relevant sectors: Deborah Diaz, former CTO and CIO of NASA; Fred Diaz, former CEO of Mitsubishi NA; Oscar Munoz, former CEO of United Airlines; Maria Pinelli, former Global Vice Chair of Ernst & Young; and Michael Spellacy, former CEO of Atlas Crest Investment Corp. We continue to believe one of our core strategic advantages is the leading talent we have brought together here at Archer. During Q3 alone, we have signifcantly bolstered our engineering team adding key hires in important disciplines, such as Aerodynamics, Systems & Safety Engineering, Battery Systems, Electric Motor, Structures, and Flight Control Systems. You can sign up for Archer news updates through our website to receive the latest information about our key hires. BRETT ADCOCK Co-Founder, Co-CEO Previously Co-Founder of Vettery ADAM GOLDSTEIN Co-Founder, Co-CEO Previously Co-Founder of Vettery OSCAR MUNOZ Former CEO & Chairman of United Airlines DEBORAH DIAZ Former CTO at NASA FRED DIAZ Former CEO & Chairman of Mitsubishi NA MARIA PINELLI Former Global Vice Chair of EY MICHAEL SPELLACY Former CEO of Atlas Crest SHAREHOLDER LETTER Q3 2021 9

OUR KEY ACCOMPLISHMENTS IN 2021

MAKER AIRCRAFT ASSEMBLED, INTEGRATED, AND PREPARING FOR FLIGHT:

In June 2021, we unveiled our full-scale demonstrator eVTOL aircraft, Maker, to the world. That unveiling video, which can be found on our YouTube channel, has already captured the attention of over 40 million viewers. From Maker, we will gather data and information that will help us accelerate our design, development, and certification of our production aircraft.

We are pleased to announce that we have relocated Maker from our design and development facility to the hangar facility from which we will conduct our Maker test flights. The aircraft is currently undergoing preparations for its first hover flight, which we anticipate will take place later this year. A group of our engineers are working on site to integrate Maker's mechanical and software systems for its upcoming test flights. Significantly, the FAA recently issued a Certificate of Authorization ("CoA") and the Aircraft Limitations covering Maker. The CoA and the Aircraft Limitations are key components of a Special Airworthiness Certificate, which would be the FAA basis that permits the Maker aircraft to start test flights.

The period from Maker's initial design to its anticipated first flight date is only two years. We believe we were able to move this efficiently because of the quality of our experienced team. Archer has built seven generations of subscale eVTOL aircraft of various designs and has flown over one thousand subscale test flights. Our team has worked tirelessly to get us here.

Lastly, we are beginning to assemble a second, duplicate version of Maker to allow us to conduct additional test flights.

Archer Team Prepares Maker For Flight



ARCHER

SHAREHOLDER LETTER Q3 2021 10

OUR KEY ACCOMPLISHMENTS IN 2021 PRODUCTION AIRCRAFT UPDATE: We intend to unveil the frst generation of our production aircraft in 2023. It will be a piloted aircraft that can carry up to 4 passengers. In October 2021, we completed our conceptual design review of this aircraft, and we are currently in the preliminary design stage of the aircraft’s development. Throughout the program, we intend to continue to work closely with the FAA in an efort to achieve certifcation as efciently as possible. MANUFACTURING SITE SELECTION: We began our manufacturing site selection process several months ago. We received signifcant interest from locations across the U.S. with over 200 sites submitting responses to our request for information. We evaluated these sites based on several criteria, including airport access, weather, talent availability, accessibility, airspace congestion, population density, available incentives, and cost. Our manufacturing site selection process is now in its fnal stages. ANNOUNCED INITIAL LAUNCH CITIES: In February 2021, we announced that we plan to initially operate our UAM ecosystem in select major U.S. cities, with Los Angeles and Miami topping the list. With support from the mayor's ofce in each of those cities, we are thrilled to have taken this step towards initial launch planning within these cities. Our city selection process remains ongoing as it is a rigorous process involving our evaluation of the ever-changing landscape of trip behaviors, congestion, weather, altitude, and local regulatory landscape. Archer Illustrative City Vertiport(9) 9 This vertiport image is a computer generated simulation. SHAREHOLDER LETTER Q3 2021 11

OUR KEY ACCOMPLISHMENTS IN 2021 INDUSTRY LEADING PARTNERS: We have worked hard to build foundational relationships with top-tier organizations that we see as key strategic partners: UNITED AIRLINES: United Airlines is a core strategic partner to us and a sizable shareholder. United Airlines has placed an order, subject to us meeting certain of its business and operating requirements, for $1 billion of our aircraft, with an option for an additional $500 million of aircraft. In addition, United Airlines has already begun supporting us on our design process, pilot and maintenance crew training, and helping us as we develop our go-to-market strategy for city launches. “We partnered with Archer because we believe they have the right plan to bring a new form of sustainable transportation to market. During 2021, Archer made tremendous progress, and we are excited to continue to work with them on network design and aircraft operations.” – MICHAEL LESKINEN, PRESIDENT, UNITED AIRLINE VENTURES STELLANTIS: Stellantis, one of the largest automotive manufacturers in the world, is also a core strategic partner of ours and an important shareholder. We are well underway on our multi-year collaboration we agreed to as part of our Collaboration and Manufacturing Consulting Agreements with Stellantis. We are collaborating with Stellantis in several strategic areas, including high-volume composite manufacturing, access to low-cost automotive grade supply chain, manufacturing consulting for site selection and operations. UNITED STATES AIR FORCE: We have agreed to share certain of our eVTOL aircraft fight testing information with the United States Air Force (USAF) to allow the AFWERX Agility Prime Ofce to better assess the transformational vertical fight market and eVTOL technologies. This is a critical relationship for us as we look to further understand the potential use cases for our aircraft. We look forward to continued collaboration with the USAF. REEF TECHNOLOGIES: In August 2021, we started working with REEF Technology Inc. (“REEF”), the largest mobility hub operator in North America, as we look to gain access to thousands of sites in dense urban areas potentially suitable for our vertiports. REEF’s network of over 4,800 parking garages that cover 70% of North America’s urban population. We continue to work with REEF on our strategy for vertiport design and operations. Scott Kirby (left), United Airlines CEO, Meets with Archer Co-founders Brett Adcock (center) and Adam Goldstein (right) SHAREHOLDER LETTER Q3 2021 12

OUR KEY ACCOMPLISHMENTS IN 2021 UPDATE ON WISK LITIGATION: We are very pleased with the progress of the Wisk litigation. Signifcantly, after extensive discovery as part of Wisk’s motion for a preliminary injunction, Wisk provided no evidence—not a single document, not a single witness—that we ever received or used any Wisk trade secret. Accordingly, on August 24, 2021 the Court issued an order denying Wisk’s motion for a preliminary injunction, concluding as follows: ● “Wisk mischaracterizes—really, invents—the evidence.” ● “Despite getting robust early discovery, including access to engineering documents, Wisk was not able to demonstrate that any of its particular asserted trade secrets was misappropriated.” The Court’s opinion reinforces what we have been saying all along—that Wisk's claims are without merit and nothing more than an attempt to stife competition. We are also very pleased with the Court’s order on September 14, 2021 denying Wisk’s motion to dismiss our counterclaims for tortious interference, defamation, and unfair business practices. In denying Wisk’s motion, the Court found that “Archer has presented sufcient evidence that it has a reasonable prospect of succeeding on the merits.” We believe that these two Court rulings and the underlying evidence put us in a very favorable position in the litigation. We look forward to proceeding in Court both to defend ourselves against Wisk’s claims and to hold Wisk accountable for its actions described in our counterclaims. SHAREHOLDER LETTER Q3 2021 13

FINANCIAL RESULTS & GUIDANCE

Q3 2021 FINANCIAL REVIEW

We successfully completed our business combination in September and received $802M in net cash proceeds. This paves the way for us to design, manufacture, and certify our eVTOL aircraft and achieve our vision of sustainable urban air mobility.

We exited the quarter with $796 million in cash and cash equivalents. Our third quarter capital expenditures were $1.1 million.

Our third quarter GAAP operating expense was $176 million, which included stock-based compensation expense of $103 million reflecting the one-time vesting of the first tranche of restricted stock units granted to our founders, resulting from the achievement of the first performance milestone. These grants were structured as part of the business combination to align with maximizing shareholder interests through significant stock price appreciation or achieving certain other performance milestones. Going forward, the stock-based compensation expense for these founder grants will be based on the likelihood of the vesting of the remaining three tranches.

In the quarter, we recorded a non-cash warrant expense of $39 million related to the vesting of the second tranche of the United Airlines warrants. The remaining two tranches in these warrants will be expensed as we receive our Type Certification and deliver our aircraft to United.

We also recorded a non-cash warrant expense in the third quarter of nearly $6M relating to the vesting of certain tranches of the warrants granted to Stellantis. The remaining tranches in these warrants will be expensed as we meet the remaining performance and time-based vesting criteria that underlie these warrants.

GAAP operating expense of $176 million plus interest expense related to our SVB loan resulted in a third quarter GAAP net loss of $177 million.

Our third quarter non-GAAP operating expense was $29M, driven by investments across our engineering team and in our Maker aircraft, offset by lower marketing and legal costs[10]. This resulted in an adjusted EBITDA loss of $28M[10].

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[10] A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "Q3 2021 GAAP to non-GAAP Reconciliation."

ARCHER SHAREHOLDER LETTER Q3 2021 14

FINANCIAL RESULTS & GUIDANCE Q4 2021 FINANCIAL OUTLOOK In terms of our fourth quarter outlook, we anticipate total GAAP operating expense of $65 - 70 million and non-GAAP operating expense of $35 - 40 million. This refects expected stock-based compensation and warrant expense of approximately $30 million as we record a one-time larger-than-normal stock-based compensation expense in the fourth quarter to refect restricted stock units and stock options that could not be granted to existing employees until we have an efective registration statement covering such equity grants, which we expect to occur in the fourth quarter. The projected sequential increase in our fourth quarter non-GAAP operating expense is largely due to continued increases in headcount across multiple engineering disciplines, as we continue to add engineering talent from eVTOL, traditional aerospace, and electric battery industries. We intend to remain vigilant and prudent in managing our cash spend as we design, develop, test, and certify our eVTOL aircraft for commercial launch in the coming years. We have not reconciled our non-GAAP operating expense guidance because certain items that impact non-GAAP operating expense are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difcult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2021 will have a signifcant impact on our future GAAP fnancial results. Accordingly, a reconciliation of non-GAAP operating expense is not available without unreasonable efort. Q3 2021 EARNINGS WEBCAST We will host a live audio webcast of our conference call at 4:30 p.m. ET on November 11, 2021 to discuss the results. The webcast is accessible from our investor relations website (http://investors.archer.com). An archive of the webcast will be available on that same website shortly after the call. SHAREHOLDER LETTER Q3 2021 15

OUTLOOK TO COMMERCIALIZATION

BUSINESS OUTLOOK

While we've accomplished a lot so far in 2021, we recognize that we still have key challenges and critical milestones ahead on our path to commercialization of our aircraft and UAM ecosystem.

Top of mind for us right now is conducting Maker's first test flight, which is planned to be a hover flight occurring later this year. Following that first test flight, our flight testing plan for Maker (and the additional Maker aircraft we are currently building) includes performing progressively more advanced test flights throughout 2022, with the goal of Maker conducting its first full transition and cruise flight in 2H 2022.

As discussed earlier, we continue to make strong progress on our path to Type Certification of our production aircraft. We agreed upon a G-1 Certification Basis with the FAA in September and have been working on the Means of Compliance (MoC) for the G-2 Issue Paper with the FAA since earlier this year, as well as the necessary testing and methods required to demonstrate safety and compliance of our aircraft. Once the MoC steps are complete, our production aircraft design will be evaluated and measured to the certification requirements established by the G-1 Issue Paper. We continue to work towards our goal of receiving our G-2 Issue Paper in 2022 and our Type Certification of our production aircraft before the end of 2024.

In addition to our work on Maker, we have been quietly designing our production aircraft and working with the FAA on the certification process for this aircraft. As mentioned above, we intend to unveil this aircraft in 2023. Also as mentioned above, we are currently in the final stages of choosing our manufacturing site. We plan to begin construction on this manufacturing facility in 2022 and target having construction completed in 2023.

In terms of key operational milestones, we intend to launch and begin initial testing of our mobile booking application in 2023 to optimize a seamless experience for our customers. We further anticipate receiving our Part 135 Certification, a critical certificate which is required for the commercial operations of our aircraft, in 2024.

We continue to dedicate significant engineering resources towards further advancing the key technologies that enable our aircraft. This includes areas such as electric aircraft design, powertrain development (electric motors and battery systems), avionics and flight control software, system simulation, and manufacturing. We have made considerable progress in building our battery and electric motor teams for our production aircraft, and we are targeting full validation of our electric powertrain systems, which includes our Battery Systems and Electric Motors, in 2023.

ARCHER

SHAREHOLDER LETTER Q3 2021 16

OUTLOOK TO COMMERCIALIZATION We detail key elements of our forecasted operational outlook in the chart below: Summary of Business Outlook In summary, while we are very proud of our achievements to date, we recognize that we still face tough challenges ahead on our path to commercialization. However, we believe that if we continue our journey with purpose, talent, and relentlessness, we will accomplish our mission and lead the world into the age of Urban Air Mobility. We thank our shareholders, employees, business partners, advisors, and our board of directors for all their contributions and support so far. We are grateful to be part of such an incredible team. BRETT ADCOCK Co-Founder and co-CEO ADAM GOLDSTEIN Co-Founder and co-CEO SHAREHOLDER LETTER Q3 2021 17

FORWARD-LOOKING STATEMENTS

This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the fourth quarter of fiscal year 2021, our business strategy and plans, including the pace at which we intend to design, develop, certify and bring to market our planned eVTOL aircraft and the potential market opportunity for our eVTOL aircraft and planned UAM ecosystem. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on United Airlines for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that United Airlines cancels those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the urban air mobility and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of natural disasters, outbreaks and pandemics, including the COVID-19 pandemic, on our business and the global economy; our need for and the availability of additional capital; cybersecurity risks; and risks and costs associated with our ongoing litigation with Wisk Aero LLC.

Additional risks and uncertainties that could affect our financial results and business are included under the caption "Risk Factors" in our proxy statement/prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on August 11, 2021, our Quarterly Report on Form 10-Q relating to our third quarter 2021 results to be filed with the SEC, and our other SEC filings, which are available on investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

ARCHER SHAREHOLDER LETTER Q3 2021 18

Q3 2021 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED CONDENSED BALANCE SHEETS (In millions, except share and per share data; unaudited) SHAREHOLDER LETTER Q3 2021 19

Q3 2021 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (In millions, except share and per share data; unaudited) SHAREHOLDER LETTER Q3 2021 20

Q3 2021 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions; unaudited) SHAREHOLDER LETTER Q3 2021 21

Q3 2021 FINANCIAL STATEMENTS Q3 2021 GAAP TO NON-GAAP RECONCILIATION: A reconciliation of operating expenses to non-GAAP operating expenses for the three and nine months ended September 30, 2021 and September 30, 2020, respectively, are set forth below. ARCHER AVIATION INC. RECONCILIATION OF OPERATING EXPENSE (In millions; unaudited) SHAREHOLDER LETTER Q3 2021 22

Q3 2021 FINANCIAL STATEMENTS A reconciliation of net loss to adjusted EBITDA for the three and nine months ended September 30, 2021 and September 30, 2020, respectively, are set forth below. ARCHER AVIATION INC. RECONCILIATION OF ADJUSTED EBITDA (In millions; unaudited) SHAREHOLDER LETTER Q3 2021 23

Q3 2021 FINANCIAL STATEMENTS NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated fnancial results prepared in accordance with GAAP, we use a number of non-GAAP fnancial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP fnancial measures helpful in assessing our current fnancial performance, ongoing operations and prospects for the future as well as understanding fnancial and business trends relating to our fnancial condition and results of operations. While we use non-GAAP fnancial measures as a tool to enhance our understanding of certain aspects of our fnancial performance and to provide incremental insight into the underlying factors and trends afecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP fnancial measures. Consistent with this approach, we believe that disclosing non-GAAP fnancial measures to the readers of our fnancial statements provides useful supplemental data that, while not a substitute for GAAP fnancial measures, can ofer insight in the review of our fnancial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2021, we excluded items in the following general categories from one or more of our non-GAAP fnancial measures, certain of which are described below: STOCK-BASED COMPENSATION EXPENSE. We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our fnancial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP fnancial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. WARRANT EXPENSE. Expense from our common stock warrants issued to United Airlines, FCA US LLC (now known as Stellantis) and FCA Italy S.p.A. which is recurring (but non-cash) and will be refected in our fnancial results for the foreseeable future. We exclude warrant expense for similar reasons to our stock-based compensation expense. Each of the non-GAAP fnancial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of fnancial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP fnancial measures as an analytical tool. In particular, these non-GAAP fnancial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP fnancial measures refect the exclusion of items that are recurring and may be refected in our fnancial results for the foreseeable future. In addition, the non-GAAP measures we use may be diferent from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specifc information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP fnancial measures. In addition, as noted above, we evaluate the non-GAAP fnancial measures together with the most directly comparable GAAP fnancial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP fnancial measures included in this letter to shareholders. SHAREHOLDER LETTER Q3 2021 24